1. CONTRACT NO.: 08-089-958-56	2. DEPARTMENT /AGENCY: Chesapeake Sheriff's Department	PAGE 1 OF 1

3. CAPTION:
INMATE HEALTH CARE SERVICES

4. NAME AND ADDRESS OF CONTRACTOR:	5. ISSUED BY:
CONMED, INC. 7250 PARKWAY DRIVE, SUITE 400 HANOVER, MD 21076 TELEPHONE: 410-567-5520 FAX: 410-712-4760	CITY OF CHESAPEAKE PURCHASING DIVISION 306 CEDAR ROAD, 5TH FLOOR CHESAPEAKE, VA 23322 TELEPHONE: 757-382-6359 FAX: 757-382-6900

6. ACCOUNTING AND APPROPRIATIONS:

7. ITEM NO.	8. SUPPLIES AND SERVICES	9. UNIT COST	10. TOTAL COST
0001	Inmate Health Care Services for the city jail This Agreement incorporates by reference (in the order of precedence) the following: • This signed contract • Conmed's response to negotiations dated March 13, 2008 • Conmed's response to RFP 8027 • RFP 8027 In the event of a dispute under this Contract, the above documents shall, to the extent possible, be read in harmony. Where necessary for clarification purposes, the documents shall be resolved in the above order of precedence. Where any conflict in the terms of these documents cannot be resolved by giving precedence to one over another this Agreement shall be construed against Conmed, so that the provision requiring Conmed to perform the most, or best work shall control.		In accordance with pricing schedule
11. TOTAL CONTRACT VALUE PER YEAR:			See Pricing Schedule

12. CONTRACT PERIOD:	13. DISCOUNT: N/A
April 16, 2008 at 12:01 a.m. through April 16, 2013	

14. AUTHORIZED REPRESENTATIVE:	15. CITY OF CHESAPEAKE: PURCHASING AND CONTRACTS MANAGER
Larry Doll TYPED OR PRINTED NAME	VICTOR WESTBROOK TYPED OR PRINTED NAME
[signature] 3/18/08 SIGNATURE DATE	[signature] 3/19/08 SIGNATURE DATE